Bacterin Announces Preliminary First Quarter 2014 Revenue

Core recurring Biologics revenues up 20% from prior year

•	First Quarter total revenue in the range of $8.7 million to $8.9 million, an increase of approximately 7% sequentially, and 2% over the same period last year.

•	First Quarter core recurring Biologics revenue in the range of $8.55 million to $8.65 million, up approximately 7% sequentially and 20% over the same period last year.

BELGRADE, Mont. — April 21, 2014, — Bacterin International Holdings, Inc. (NYSE MKT: BONE), a leader in the development of revolutionary bone graft material and coatings for medical applications, announced today preliminary unaudited revenue for the first quarter of 2014.

The Company is expecting total net revenue for the first quarter of 2014 to be in the range of $8.7 million to $8.9 million, representing a sequential increase of approximately 7% over the fourth quarter of 2013, and an increase of 2% when compared to $8.6 million reported for the first quarter of 2013.

Core recurring Biologics revenue, which excludes stocking orders, are expected to be in the range of $8.6 million to $8.7 million for the quarter, a 7% increase over the fourth quarter of 2013, and a 20% increase over the same period last year.

“Our first quarter results are promising,” says Bacterin CEO, Dan Goldberger. “We have now posted two consecutive quarters of sequential and year-over-year revenue growth. I believe that our new product launches and revitalized sales function are moving Bacterin in the right direction. As we continue to grow our sales force, expand into new territories, and launch new products we expect to see continued growth from our core business.”

The quarterly financial results included in this release are prior to the completion of review by Bacterin’s external auditors and are therefore subject to adjustment.

First Quarter Results Conference Call

The Company also announced that it expects to provide first quarter 2014 financial results after the market closes on May 6, 2014 and will host a conference call at 10:00 a.m. EDT on May 7, 2014. Details regarding the call will be issued in a separate release.

About Bacterin International Holdings

Bacterin International Holdings, Inc. (NYSE MKT: BONE) develops, manufactures and markets biologics products to domestic and international markets. Bacterin's proprietary methods optimize the growth factors in human allografts to promote bone growth, subchondral repair and dermal growth. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Bacterin's Medical Device division develops and licenses coatings for various medical device applications. For further information, please visit www.bacterin.com.

Important Cautions Regarding Forward-looking Statements

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the ability of the Company’s sales force to achieve expected results, the Company's ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company’s secured lending facility; the Company’s ability to manage cash flow; the Company’s ability to obtain shareholder approval of financing transactions; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's customers to pay and the timeliness of such payments; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the Company’s ability to successfully conclude government investigations; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; the Company’s ability to remain listed on the NYSE MKT; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Investor Contact:

COCKRELL GROUP

Rich Cockrell

877-889-1972

investorrelations@thecockrellgroup.com

cockrellgroup.com